                                                                  EXHIBIT 3.1(c)

                          CERTIFICATE OF INCORPORATION

                                       OF
                          ABN SECURITIES SYSTEMS, INC.
               (Under Section 402 of the Business Corporation Law)

            THE UNDERSIGNED, a natural person at least 21 years of age, for the purpose of forming a Corporation pursuant to Section 402 of the Business Corporation Law of the State of New York, does hereby certify:

            FIRST: The name of the Corporation is ABN Securities Systems, Inc.

            SECOND: The purposes of the Corporation are as follows

            To engage in any commercial, mercantile, industrial, manufacturing, marine, exploration, mining, agricultural, research, licensing, servicing, agency, securities or brokerage business not prohibited by law, and any, some or all of the foregoing.

            To acquire, hold, create interests in, or dispose of real or personal property, tangible or intangible, of any kind in any manner.

            THIRD: Its office in the State of New York is located in the City of New York, County of New York.

            FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 400,000 shares of Common Stock of the par value of one dollar per share.

            FIFTH: The Secretary of State of the State of New York is designated as the agent of the Corporation upon whom any service in any action or proceeding against it may be served. The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon him is c/o CT Corporation System, 277 Park Avenue, New York, N.Y. 10017.

            IN WITNESS WHEREOF, I have made and signed this Certificate on the 2nd day of January, 1974, and I affirm the statements contained herein are true under the penalties of perjury.

                                          /s/ William J. Ivey
                                          -----------------------------
                                            William J. Ivey
                                            48 Wall Street
                                            New York, N.Y.  10005

                              CERTIFICATE OF CHANGE

                                       OF
                          ABN SECURITIES SYSTEMS, INC.

               UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

      Pursuant to the provisions of Section 805-A of the Business Corporation Law, the undersigned hereby certifies:

      1. The name of the corporation is ABN SECURITIES SYSTEMS, INC.

      2. The Certificate of Incorporation of the above corporation was filed by the Department of State on 1/3/74.

      3. The following change is hereby made to the Certificate of
Incorporation:

      The post office address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him is changed from c/o CT Corporation System, 277 Park Avenue, New York, New York 10017 to c/o C T Corporation System, 1633 Broadway, New York, New York 10019.

      4. Notice of the proposed change was mailed to the corporation by the undersigned not less than thirty days prior to the date of delivery of this certificate to the Department of State, and such corporation has not objected thereto.

      5. The undersigned is the agent to whose address the Secretary of State is required to mail copies of process.

      IN WITNESS WHEREOF, the undersigned has executed this certificate and affirms the statement contained therein as true under penalties of perjury on 11/7/88.

                              C T CORPORATION SYSTEM

                              By /s/ Donald Grella
                                 -----------------------------------
                                    Donald Grella
                                    Assistant Secretary